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SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Date of report (Date of earliest event reported):  December 11, 2003

BEDFORD PROPERTY INVESTORS, INC.

 (Exact Name of Registrant as Specified in Charter)

Maryland (State or Other Jurisdiction of Incorporation)	1-12222 (Commission File Number)	68-0306514 (I.R.S. Employer Identification No.)

 270 Lafayette Circle

Lafayette, CA   94549

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (925) 283-8910

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

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Item 2.

Acquisition or Disposition of Assets.

Bedford Property Investors, Inc. (the "Company") has acquired 658,701 square feet of office and industrial properties at an aggregate purchase price, including closing costs, of approximately $85.2 million since August 20, 2003.  The Company is not affiliated with any of the sellers, and the purchase price of each acquired property was established through arm's length negotiations.  The acquisitions were funded with the Company's existing cash balances, borrowings of $18,000,000 from its secured line of credit with Bank of America, net proceeds of approximately $39 million from a preferred equity offering, assumption of existing mortgages from SunLife Insurance Company in the amount of $3,127,000, and new mortgage financing of $25,000,000 from JP Morgan.  The following table summarizes the acquisitions:

Name and Location	Date of Acquisition	Seller	Property Type	Total Purchase Price

Roosevelt Commons Tempe, AZ	08/20/03	Roosevelt Commons Limited Partnership	Bulk Industrial and R&D	$ 7,834,000
Russell Commerce Center Las Vegas, NV	08/20/03	Arville & Russell, LLC	Service Center Flex	$10,982,000
Towne Centre Plaza Foothill Ranch, CA	11/03/03	Foothill-Operon I, LLC	Office	$41,780,000
Superstition Springs Mesa, AZ	11/25/03	CWA Acquisition, LLC	Service Center Flex	$ 6,797,000
Northport Business Center North Las Vegas, NV	12/11/03	Jackson-Shaw/ Northport Limited Partnership	Service Center Flex	$17,842,000
				$85,235,000

Item 7.

Financial Statements and Exhibits:

(a)

Financial Statements Specified by Rule 3-14 of Regulation S-X.

At this time, it is impracticable to provide any of the financial statements or additional information with respect to the transactions described in this report specified by Rule 3-14 of Regulation S-X as required by Item 7(a)(3).  The required financial information and additional information will be filed by amendment as soon as practicable and, in any event, within 60 days after the required filing date for this Report.

(b)

Pro Forma Financial Information.

At this time, it is impracticable to provide any of the financial information with respect to the transactions described in this report required pursuant to Article 11 of Regulation S-X as required by Item 7(b)(1).  The required pro forma information will be filed by amendment as soon as practicable and, in any event, within 60 days after the required filing date for this Form 8-K.

12/23/03 10:04 AM

(c)

EXHIBITS.

Exhibit No.

Description

10.57

Purchase and Sale Agreement, dated as of June 16, 2003, by and between Bedford Property Investors, Inc., as Buyer, and Roosevelt Commons Limited Partnership, as Seller.

10.58

Amendment of Purchase and Sale Agreement, dated as of July 16, 2003, by and between Bedford Property Investors, Inc., as Buyer, and Roosevelt Commons Limited Partnership, as Seller.

10.59

Second Amendment of Purchase and Sale Agreement, dated as of July 31, 2003, by and between Bedford Property Investors, Inc., as Buyer, and Roosevelt Commons Limited Partnership, as Seller.

10.60

Purchase Agreement and Escrow Instructions, dated as of June 9, 2003, by and between Bedford Property Investors, Inc., as Buyer, and Arville & Russell, LLC, as Seller.

10.61

Amendment to Escrow Instructions, dated as of August 18, 2003, by and between Bedford Property Investors, Inc., as Buyer, and Arville & Russell, LLC, as Seller.

10.62

Purchase Agreement and Escrow Instructions, dated as of October 2, 2003, by and between Bedford Property Investors, Inc., as Buyer, and Foothill-Operon I, LLC, as Seller.

10.63

Purchase Agreement and Escrow Instructions, dated as of August 29, 2003, by and between Bedford Property Investors, Inc., as Buyer, and CWA Acquisition, LLC, as Seller.

10.64

Purchase Agreement and Escrow Instructions, dated as of November 4, 2003, by and between Bedford Property Investors, Inc., as Buyer, and Jackson-Shaw/Northport Limited Partnership, as Seller.

99.18

Press Release, dated August 22, 2003, announcing the acquisition of a 151,830 square-foot R&D and warehouse complex in Tempe, Arizona.

99.19

Press Release, dated August 21, 2003, announcing the acquisition of a 98,324 square-foot service flex complex in Las Vegas, Nevada.

99.20

Press Release, dated November 4, 2003, announcing the acquisition of a 205,077 square-foot office complex in Foothill Ranch, California.

12/23/03 10:04 AM

99.21

Press Release, dated November 26, 2003, announcing the acquisition of a 77,261 square-foot service center flex complex in Mesa, Arizona.

99.22

Press Release, dated December 12, 2003, announcing the acquisition of a 126,209 square-foot service flex complex in North Las Vegas, Nevada.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEDFORD PROPERTY INVESTORS, INC.

(Registrant)

By:

 /s/ Hanh Kihara

Name:

Hanh Kihara

Title:

Senior Vice President and

Chief Financial Officer

Date:  December 23, 2003

12/23/03 10:04 AM